EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the inclusion in this Form S-1 of IVDesk Holdings, Inc. and Subsidiary, of our report, dated May 29, 2014, relating to the consolidated balance sheets of IVDesk Holdings, Inc. and Subsidiary as of December 31, 2013 and 2012 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended, and to the reference to our Firm under the caption "Experts".


/s/ BAKER TILLY VIRCHOW KRAUSE, LLP


Minneapolis, Minnesota
November 3, 2014